Form 6342 (10-2015)

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This Third Amendment to Amended and Restated Credit Agreement (“Amendment”) is made and entered into effective the 5th day of June, 2020, by and between Dakota Ethanol, L.L.C., a South Dakota limited liability company (“Borrower”) and Farm Credit Services of America, PCA and Farm Credit Services of America, FLCA, (each and collectively “Lender”) to amend and modify the Amended and Restated Credit Agreement dated February 2, 2018 (hereinafter referred to as the “Credit Agreement”). The Credit Agreement and underlying Loan Documents are modified only to the extent necessary to give effect to the terms of this Amendment, and the remaining terms of said Loan Documents, not otherwise inconsistent herewith, are ratified by the parties. Capitalized terms used but not otherwise defined herein have the respective meanings given to them in the Credit Agreement.

In consideration of the mutual agreements, provisions and covenants herein contained, and furthermore to induce Lender to consider financial accommodations for the Borrower under the terms and provisions of the Credit Agreement, the parties hereby agree as follows:

1.	The following Definitions under Article 1 Definitions of the Credit Agreement is hereby amended to read as follows:

“Working Capital” shall mean current assets minus current liabilities (including all advances under Loan Facility A as a current liability). For purpose of determining the current assets, any amount available under Loan Facility B hereto may be included as a current asset. For purposes of determining current liabilities, the current maturities of long-term debt will not be included as a current liability.

2.	The following Sections are hereby amended to read as follows:

Section 2.1.1 Loan Facility A (304761-069993). Lender agrees to advance sums to Borrower up to the aggregate amount of $2,000,000.00 (Maximum Principal Balance) until November 1, 2021 (Final Advancement Date). Each Advance made will reduce the funds available for future advances by the amount of the Advance. Repayments of principal will be available for subsequent Advances. The commitment under said Loan will be used by Borrower for financing the operating needs of the company and Borrower agrees not to request or use such proceeds for any other purpose.

(a) Interest. Borrower hereby promises to pay interest on the principal indebtedness outstanding from time to time on each Advance from and including the date of such Advance and otherwise in accordance with statements issued by Lender. Interest shall be payable on the following dates, provided that interest accruing at the Default Rate, if applicable, shall be payable on demand.

Said interest shall be payable on the 1st day of each month continuing on July 1, 2020 at the following rate.
Interest shall accrue from the date of each Advance at a variable rate per annum equivalent to the One Month LIBOR Rate, plus 3.00%. The interest rate will continue to adjust higher or lower on June 15, 2020, and on the 15th of every month thereafter to reflect any change in the One Month LIBOR Rate and this higher or lower rate will thereafter apply to the outstanding principal indebtedness and remain in effect until a different rate of interest is established. The amount of any subsequent payments will be increased or decreased accordingly to reflect the different rate of interest without in any manner changing the due date of the payments. There is no limitation on the amount of the change in the interest rate.
The One Month LIBOR Rate is the London InterBank Offered Rate based on the LIBOR rate published on the last Business Day of the month in the 'Money Rates' column of the Wall Street Journal, rounded to the nearest 0.05%, defined therein as 'the Intercontinental Exchange Benchmark Administration Ltd. (or any successor administrator) average of interbank offered rates for dollar deposits in the London market.' If this index is no longer available for any reason, is no longer posted through electronic transmission or through a source providing such information, or the Lender determines that the Index is unreliable or no longer adequately covers Lender's costs of making loans using this index, Lender will select a replacement index in its sole discretion which Index may be based upon comparable information and may include interest rate spread and adjustment thereto or other price adjustments to compensate Lender for costs incurred in making or maintaining the loan.

In the event an Index or reference rate is used to calculate the applicable interest rate, then, in no event shall the Index or reference rate used to determine the applicable interest rate be less than zero percent (0.00%), regardless of the actual published Index or reference rate.

(b)     Principal. Borrower hereby promises to pay principal, plus all accrued interest and any unpaid fees, costs or expenses in full on November 1, 2021 (‘Maturity Date’).
(c)     Facility Fees.

Non-Use Fee. In connection with Loan Facility A, Borrower agrees to pay Lender an additional fee when the outstanding principal balance is less than the Maximum Principal Balance. This fee will be equal to 0.25% per annum, based upon a 360-day year, calculated on the difference between the Maximum Principal Balance and the daily outstanding principal balance. The fee shall be calculated, due and payable quarterly in arrears, continuing through the maturity date.
Section 2.1.2 Loan Facility B (304761-073489-225482). Lender agrees to advance sums to Borrower up to the aggregate amount of $48,000,000.00 (subject to Reducing Commitment terms set forth in 2.1.2 (a)) (“Maximum Principal Balance”) until January 1, 2026 (Final Advancement Date). Repayments of principal will be available for subsequent Advances. The commitment under said Loan will be used by Borrower to finance capital expenditures related to plant expansion of the "as will be built" 90-million gallon per year ethanol plant located near Wentworth, SD to fund investments and to provide working capital. Borrower agrees not to request or use such proceeds for any other purpose.

(a) Reducing Commitment. Commencing on July 1, 2021, the Maximum Principal Balance shall be reduced by $1,750,000.00 on the 1st day of each January and July through and including July 1, 2025, at which time the balance available for subsequent advances shall be $32,250,000.00. The obligation to advance funds may be terminated in Agent’s sole discretion prior to the Final Advancement Date if intervening liens have been filed on any Collateral since the Closing Date. If the outstanding principal balance is at or below the Maximum Principal Balance (taking into consideration any reductions in commitment)(“Applicable Maximum Balance”) up to and including the Final Advancement Date, Borrower will be billed interest only; if the outstanding principal balance exceeds the Applicable Maximum Principal Balance, Borrower will make principal payments in such amount as necessary to reduce principal to the Applicable Maximum Principal Balance available at that time

(b) Interest. Borrower hereby promises to pay interest on the principal indebtedness outstanding from time to time on each Advance from and including the date of such Advance and otherwise in accordance with statements issued by Lender. Interest shall be payable on the following dates, provided that interest accruing at the Default Rate, if applicable, shall be payable on demand. In the event an Index or reference rate is used to calculate the applicable interest rate, then, in no event shall the Index or reference rate used to determine the applicable interest rate be less than zero percent (0.00%), regardless of the actual published Index or reference rate.

Interest shall be payable on the 1st day of each quarter continuing July 1, 2020 at the following rate per annum.
Interest shall accrue from the date of each Advance at a variable rate per annum equivalent to the One Month LIBOR Rate, plus 3.25% until February 1, 2023 when interest shall accrue at a variable rate per annum equivalent to the 30-Day Discount Note Rate plus 3.50%. The One Month LIBOR Rate shall be adjusted higher or lower on June 15, 2020, and on the 15th day of every month thereafter to reflect any change in the One Month LIBOR Rate and the 30-Day Discount Note Rate shall be adjusted higher or lower on the 15th day of every month with any change in this rate. Any higher or lower rate will thereafter apply to the outstanding principal indebtedness and remain in effect until the different rate of interest becomes effective. The amount of any subsequent payments will be increased or decreased accordingly to reflect the different rate of interest without in any manner changing the due date of the payments. There is no limitation on the amount of the change in the interest rate.
The One Month LIBOR Rate is the London InterBank Offered Rate based on the LIBOR Rate published on the last Business Day of the Wall Street Journal, rounded to the nearest 0.05%, defined therein as ‘the Intercontinental Exchange Benchmark Administration Ltd. (or any successor administrator) average of interbank offered rates for dollar deposits in the London market.’ If this index is no longer available for any reason, is no longer posted through electronic transmission or through a source providing such information, or the Lender determines that the Index is unreliable or no longer adequately covers Lender's costs of making loans using this index, Lender will select a replacement index in its sole discretion which Index may be based upon comparable information and may include interest rate spread and adjustment thereto or other price adjustments to compensate Lender for costs incurred in making or maintaining the loan.

The 30-Day Discount Note Rate is equal to the monthly average of bond-equivalent Federal Farm Credit Banks Funding Corporation 30-day discount note costs (for market days only) published on the Federal Farm Credit Banks Funding Corporation’s web site found in the farm credit system, funding cost index, archive section at www.farmcreditfunding.com/ffcb_live/fundingCostIndex.html. The index changes monthly on the first Business Day of the month, using the previous month’s average index. Existing loans tied to the 30-Day Discount Note index reprice on the 15th day of the month, using the previous month’s average index.
In the event an Index or reference rate is used to calculate the applicable interest rate, then, in no event shall the Index or reference rate used to determine the applicable interest rate be less than zero percent (0.00%), regardless of the actual published Index or reference rate.

(c) Principal. Borrower hereby promises to pay principal, plus all accrued interest and any unpaid fees, costs or expenses in full on January 1, 2026 (‘Maturity Date’).

(d) Minimum Balance. If, at any time, the outstanding balance on Loan Facility B is less than $1,000.00 all commitments by Lender to make any additional Advances under all loan facilities in this Agreement shall be terminated without further notice and any Advances thereafter shall only be made at Lender’s sole discretion and subject to such conditions as Lender may require.

(e) Facility Fees.

Non-Use Fee. In connection with Loan Facility B, Borrower agrees to pay Lender an additional fee when the outstanding principal balance is less than the Maximum Principal Balance available. This fee will be equal to 0.50 % per annum, based upon a 360 day year, calculated on the difference between the Maximum Principal Balance and the daily outstanding principal balance. The fee shall be calculated, due and payable quarterly in arrears, continuing through the maturity date.

Administrative Fee. Borrower agrees to pay Lender an annual, non-refundable, non-prorated administrative fee in the amount of $2,500.00 in connection with Loan Facility B due February 1, 2021 and each year thereafter.

Section 2.1.3 Loan Facility C (304761-075422-2706447). Lender previously advanced funds to the Borrower in the amount of $8,000,000.00 (Maximum Principal Balance) which as of the date of the Agreement has an unpaid principal balance of $6,000,000.00. Repayments of principal will not be available for subsequent Advances.

(b) Interest. Borrower hereby promises to pay interest on the principal indebtedness outstanding from time to time on each Advance from and including the date of such Advance and otherwise in accordance with statements issued by Lender. Interest shall be payable on the following dates, provided that interest accruing at the Default Rate, if applicable, shall be payable on demand. In the event an Index or reference rate is used to calculate the applicable interest rate, then, in no event shall the Index or reference rate used to determine the applicable interest rate be less than zero percent (0.00%), regardless of the actual published Index or reference rate.

Interest shall be payable on the 1st day of each month continuing July 1, 2020 at the following rate per annum.

Interest shall accrue from the date of each Advance at a variable rate per annum equivalent to the One Month LIBOR Rate, plus 3.25% until February 1, 2023 when interest shall accrue at a variable rate per annum equivalent to the 30-Day Discount Note Rate plus 3.50%. The One Month LIBOR Rate shall be adjusted higher or lower on June 15, 2020, and on the 15th day of every month thereafter to reflect any change in the One Month LIBOR Rate and the 30-Day Discount Note Rate shall be adjusted higher or lower on the 15th day of every month with any change in this rate. Any higher or lower rate will thereafter apply to the outstanding principal indebtedness and remain in effect until the different rate of interest becomes effective. The amount of any subsequent payments will be increased or decreased accordingly to reflect the different rate of interest without in any manner changing the due date of the payments. There is no limitation on the amount of the change in the interest rate.

The One Month LIBOR Rate is the London InterBank Offered Rate based on the One Month LIBOR Rate published on the last Business Day of the Wall Street Journal, rounded to the nearest 0.05%, defined therein as ‘the Intercontinental Exchange Benchmark Administration Ltd. (or any successor administrator) average of interbank offered rates for dollar deposits in the London market.’ If this index is no longer available for any reason, is no longer posted through electronic transmission or through a source providing such information, or the Lender determines that the Index is unreliable or no longer adequately covers Lender's costs of making loans using this index, Lender will select a replacement index in its sole discretion which Index may be based upon comparable information and may include interest rate spread and adjustment thereto or other price adjustments to compensate Lender for costs incurred in making or maintaining the loan.

The 30-Day Discount Note Rate is equal to the monthly average of bond-equivalent Federal Farm Credit Banks Funding Corporation 30-day discount note costs (for market days only) published on the Federal Farm Credit Banks Funding Corporation’s web site found in the farm credit system, funding cost index, archive section at www.farmcreditfunding.com/ffcb_live/fundingCostIndex.html. The index changes monthly on the first Business Day of the month, using the previous month’s average index. Existing loans tied to the 30-Day Discount Note index reprice on the 15th day of the month, using the previous month’s average index.
In the event an Index or reference rate is used to calculate the applicable interest rate, then, in no event shall the Index or reference rate used to determine the applicable interest rate be less than zero percent (0.00%), regardless of the actual published Index or reference rate.

(c) Principal. Borrower hereby promises to pay installment(s) of equal principal payments of $1,000,000.00 plus accrued interest commencing August 1, 2021 and continuing annually thereafter on the 1st day of August, up to and including August 1, 2025, when the entire unpaid principal, plus all accrued interest and any unpaid fees, costs or expense shall be due and payable in full.

Section 6.12.1 Working Capital. Borrower agrees to maintain minimum Working Capital of not less than $11,000,000.00 measured monthly.

Section 6.12.2 Debt Service Coverage Ratio. Borrower agrees to maintain a Debt Service Coverage Ratio of 1.25:1.00, measured at fiscal year-end. “Debt Service Coverage Ratio” calculated as (net profit plus depreciation and amortization, minus gain (loss) on sale of fixed assets) divided by $4,500,000.00. Debt Service Coverage Ratio will be measured beginning fiscal year 2021.

Section 6.12.3 Local Net Worth. Borrower agrees to maintain minimum Local net Worth of not less than $18,000,000.00, measured monthly. “Local Net Worth” is defined as Total Assets minus Total Liabilities minus Investments.
Section 7.13 Distribution and Withdrawals. Borrower will not distribute any profits, make any loans, declare or pay any dividends, distribute earnings, allow any draws, or make other distributions to its shareholders or equity holders of Borrower or apply any assets to the redemption, retirement, purchase or other acquisition of any such equity interests without the consent of lender.

Borrower hereby represents and warrants to the Lender that, after giving effect to this Amendment, (i) no Default or Event of Default exists under the Credit Agreement or any of the other Loan Documents and (ii) the representations and warranties set forth in the Credit Agreement are true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).

Borrower hereby ratifies the Credit Agreement as amended and acknowledges and reaffirms (i) that it is bound by all terms of the Credit Agreement applicable to it and (ii) that it is responsible for the observance and full performance of its respective obligations.

Borrower hereby certifies that the person(s) executing this Amendment on behalf of Borrower is/are duly authorized to execute such document on behalf of Borrower and that there have been no changes in the name, ownership, control, organizational documents, or legal status of the Borrower since the last application, loan, or loan servicing action; that all resolutions, powers and authorities remain in full force and effect, and that the information provided by Borrower is and remains true and correct.

This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement. Delivery of executed counterparts of this Amendment by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered.

THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEBRASKA. A CREDIT AGREEMENT MUST BE IN WRITING TO BE ENFORCEABLE UNDER NEBRASKA LAW. TO PROTECT YOU AND US FROM ANY MISUNDERSTANDINGS OR DISAPPOINTMENTS, ANY CONTRACT, PROMISE, UNDERTAKING OR OFFER TO FOREBEAR REPAYMENT OF MONEY OR TO MAKE ANY OTHER FINANCIAL ACCOMMODATION IN CONNECTION WITH THIS AMENDMENT MUST BE IN WRITING TO BE EFFECTIVE.

This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have set their hand effective the day and year first above written.

BORROWER:

Dakota Ethanol, L.L.C.,
a South Dakota limited liability company

By: /s/ Scott Mundt
Scott Mundt, Chief Executive Officer

Address for Notice: P.O. Box 100, Wentworth, SD 57075

LENDER:

Farm Credit Services of America, PCA and
Farm Credit Services of America, FLCA

By: /s/ Brian Frevert

Name:      Brian Frevert

Title:      Vice President

Address for Notice: 5015 S. 118th Street, PO Box 2409, Omaha, NE 68103